As filed with the Securities and Exchange Commission on November 5, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KANA SOFTWARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0435679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

181 Constitution Drive

Menlo Park, California 94025

(650) 614-8300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Chuck Bay

Chief Executive Officer

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

(650) 614-8300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David K. Michaels, Esq. Nicholas S. Khadder, Esq. Matthew Rossiter, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-68342

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐  __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	702,000	$3.00	$2,106,000	$171

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act and General Instruction IV of Form S-3. This Registration Statement relates to the shelf Registration Statement on Form S-3 (Registration No. 333-68342) (the “Prior Registration Statement”) declared effective on September 5, 2001 by the Securities and Exchange Commission (the “Commission”), and is being filed for the sole purpose of registering the offer and sale of an additional 702,000 shares of Common Stock of the Registrant. In accordance with Rule 429 under the Securities Act, the Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Menlo Park, state of California, on this 5th day of November, 2003.

KANA SOFTWARE, INC.

By:	/s/ Chuck Bay

Chuck Bay, Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT each individual whose signature appears below appoints Chuck Bay and John Huyett, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Chuck Bay Chuck Bay	Chairman of the Board and Chief Executive Officer	November 5, 2003

Principal Financial Officer and Principal Accounting Officer:

/s/ John Huyett John Huyett	Executive Vice President and Chief Financial Officer	November 5, 2003

Additional Directors:

/s/ Jerry R. Batt Jerry R. Batt	Director	November 5, 2003

/s/ Mark A. Bertelsen Mark A. Bertelsen	Director	November 5, 2003

/s/ Tom Galvin Tom Galvin	Director	November 5, 2003

/s/ Dixie L. Mills Dixie L. Mills	Director	November 5, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

5.01	Opinion of Fenwick & West LLP regarding the legality of the securities being registered.					X

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).					X

23.02	Consent of PricewaterhouseCoopers LLP, independent accountants.					X

24.01	Power of Attorney (see signature page).					X